UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 15, 2009, Textron Financial Corporation’s (“Textron Financial”) affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), entered into an amendment to the Series 2008-CP-1 Supplement (the “Series 2008-CP-1 Amendment”) to the Amended and Restated Indenture, by and among the Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer, to make certain amendments in respect of the interest rate, to increase the required subordination percentage and extend the final maturity of the Series 2008-CP-1 Variable Funding Notes (the “Notes”) previously issued by the Trust.  In connection therewith, the Trust decreased the maximum amount of the Class A Notes to $450,000,000.  Textron Financial is a wholly-owned subsidiary of Textron Inc.

The summary of the Series 2008-CP-1 Amendment set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Series 2008-CP-1 Amendment which is filed as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Description
4.1
Amendment No. 3, dated as of July 15, 2009, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer. Incorporated by reference to Exhibit 4.1 of Textron Financial Corporation’s Current Report on Form 8-K filed on July 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: July 20, 2009	By:	/s/ Terrence O’Donnell
Terrence O’Donnell
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1
Amendment No. 3, dated as of July 15, 2009, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer.  Incorporated by reference to Exhibit 4.1 of Textron Financial Corporation’s Current Report on Form 8-K filed on July 20, 2009.